As filed with the Securities and Exchange Commission on March 18, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WINNEBAGO INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Iowa	42-0802678

(State or Other Jurisdiction of Incorporation or	(I.R.S. Employer Identification No.)
Organization)
P.O. Box 152, Forest City, Iowa	50436

(Address of Principal Executive Offices)	(Zip Code)

          Registrant’s telephone number, including area code: (641) 585-3535

Raymond M. Beebe
Vice President, General Counsel and Secretary
Winnebago Industries, Inc.
P.O. Box 152
Forest City, Iowa 50436
(641) 585-6808

(Name, Address, including Zip Code and Telephone Number, including Area Code of Agent for Service)

Copies of Communications To:

William M. Libit, Esq.
Chapman and Cutler LLP
111 West Monroe Street
Chicago, Illinois 60603
(312) 845-3000

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee

Common Stock, par value $.50 per share, Preferred Share Purchase Rights (2)			$35,000,000	$2,496

1.

The registrant is registering an indeterminate number of the identified securities up to a proposed maximum aggregate offering price of $35,000,000, which may be offered from time to time at indeterminate prices. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

2.

Each share of the registrant’s common stock automatically includes a right to purchase one two-hundredths of a share of Series A Preferred Stock, par value $0.01 per share, as adjusted from time to time, which becomes exercisable pursuant to the terms and conditions as set forth in the Winnebago Industries, Inc. Rights Plan Agreement, as amended, between the registrant and Wells Fargo Bank Minnesota, N.A., as Rights Agent.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MARCH 18, 2010

          The information in this prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PROSPECTUS

WINNEBAGO INDUSTRIES, INC.

P.O. Box 152
Forest City, Iowa 50436
(641) 585-3535

COMMON STOCK, $0.50 PAR VALUE PER SHARE

          We may offer for sale from time to time in one or more issuances shares of our common stock with an aggregate initial offering price of up to $35,000,000. Each share of our common stock automatically includes one right to purchase one two-hundredth of a share of Series A Preferred Stock, par value $0.01 per share, which becomes exercisable pursuant to the terms and conditions set forth in a Rights Plan Agreement with Wells Fargo Bank Minnesota, N.A., as amended from time to time. We will offer the shares of common stock in an amount and at prices to be determined by market conditions at the time of the offering. We will provide the specific offering terms in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

          Our common stock trades on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “WGO.” On March 15, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $13.99 per share.

          This prospectus may not be used to sell shares of common stock unless accompanied by a prospectus supplement.

          Prior to making a decision about investing in our shares of common stock, you should consider carefully the risk factors beginning on page 3 of this prospectus, in any prospectus supplement relating to a specific offering, in our most recently filed Annual Report on Form 10-K and in other filings we may make from time to time with the Securities and Exchange Commission.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________.

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock (with accompanying rights to purchase Series A Preferred Stock), in one or more offerings to the public up to a maximum aggregate offering of $35,000,000. This prospectus provides you with a general description of these securities. We will provide a prospectus supplement that contains specific information about any offering by us.

          The prospectus supplement also may add, update or change information contained in the prospectus. You should read both this prospectus, including the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION,” as well as the prospectus supplement related to any offering.

          We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” We are offering to sell, and seeking offers to buy, securities only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date of their covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference into this prospectus or any prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement.

          Unless otherwise indicated or the context requires otherwise, all references to the “Company,” “we,” “our” and “us” are used interchangeably to refer to Winnebago Industries, Inc., an Iowa corporation.

FORWARD-LOOKING STATEMENTS

          This prospectus and each prospectus supplement include and incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipates,” “believes,” “could,” “confident,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “likely,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and variations of such words and similar expressions are intended to identify forward-looking statements.

          Actual results or events could differ materially from the forward-looking statements we make. Factors that could cause actual results to differ materially include, but are not limited to, interest rates and availability of credit, low consumer confidence, significant increase in repurchase obligations, inadequate liquidity or capital resources, availability and price of fuel, a further or continued slowdown in the economy, availability of chassis and other key component parts, sales order cancellations, slower than anticipated sales of new or existing products, new product introductions by competitors, the effect of global tensions, the information described under the heading “RISK FACTORS” beginning on page 3 of this prospectus, the factors discussed under “Item 1A. Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended August 29, 2009 and any updates in subsequent reports filed with the SEC. We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

THE COMPANY

          Winnebago Industries, Inc., headquartered in Forest City, Iowa, is a leading United States manufacturer of motor homes which are self-contained recreation vehicles (RV) used primarily in leisure travel and outdoor recreation activities. We sell motor homes through independent dealers under the Winnebago, Itasca and ERA brand names. Other products manufactured by us consist primarily of original equipment manufacturing parts, including extruded aluminum and other component products for other manufacturers and commercial vehicles. As of the date of this prospectus, we had no subsidiaries.

          We were incorporated under the laws of the state of Iowa on February 12, 1958, and adopted our present name on February 28, 1961. Our executive offices are located at 605 West Crystal Lake Road in Forest City, Iowa. Our telephone number is (641) 585-3535.

          Our web site (www.winnebagoind.com) provides additional information about us. On our web site, you can obtain, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all of our other filings with the SEC. Our recent press releases are also available on our web site. Our web site also contains important information regarding our corporate governance practices. Information contained on our web site is not incorporated into this prospectus or any related prospectus supplement.

RISK FACTORS

          An investment in our shares of common stock involves risk. Prior to making a decision about investing in our shares of common stock, you should carefully consider any risk factors described below, the risk factors contained in a prospectus supplement relating to a specific offering, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and any updates in subsequent reports filed with the SEC, together with all of the information appearing in this prospectus or incorporated in this prospectus by reference and any prospectus supplement and other filings we may make from time to time with the SEC. Such factors could affect actual results and cause results to differ materially from those expressed in any forward-looking statements made by or on our behalf. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.

The market price of our common stock can be volatile and may decline substantially.

          Stock price volatility may make it more difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price can fluctuate significantly and may decline in response to a variety of factors, including:

•	actual or anticipated variations in quarterly results of operations;
•	developments in our business or the RV industry generally;
•	recommendations by securities analysts;
•	the availability of wholesale and retail credit to finance the purchase of RVs;
•	overall consumer confidence levels;
•	the negative effects on our wholesale sales caused by the combination of slower retail sales and/or dealers reducing their inventory levels by not replacing sold units;
•	operating and stock price performance of other companies that investors deem comparable to us;
•	perceptions in the marketplace regarding us or our competitors;
•	new models or services offered by competitors; and
•	significant acquisitions or business combinations, strategic partnerships, joint venture or capital commitments by or involving us, our competitors or our suppliers.

          General market fluctuations, general economic and political conditions and events, such as economic slowdowns or interest rate changes, could also cause our stock price to decrease regardless of operating results. Stock markets in general and our common stock in particular have experienced significant volatility over the past two years, and continue to experience significant price and volume volatility. As a result, the market price of our common stock may continue to be subject to similar market fluctuations that may be unrelated to our operating performance or prospects.

We have authorization to issue shares of preferred stock with greater rights than our common stock.

          Although we have no current plans, arrangements, understandings or agreements to do so, our articles of incorporation authorize the board of directors to issue one or more series of preferred stock and set the terms of the stock without seeking approval from holders of our common stock. Preferred stock that is issued may have preferential rights over the common stock, in terms of dividends, liquidation rights and voting rights.

Future equity issuances and exercises of outstanding options could result in dilution and depress stock prices.

          From time to time, we issue restricted stock and deferred stock units settled in our common stock and options to purchase our common stock to employees and directors as compensation and as incentives. Vesting of restricted stock and stock units and the exercises of options could result in dilution to existing shareholders. In addition, although we do not presently intend to do so, we may seek to raise capital from the equity markets at discounted prices, which could result in dilution to existing shareholders.

In October 2008, we suspended our quarterly common stock dividends and cannot assure you that we will pay dividends in the future.

          In October 2008, our board of directors announced the suspension in our quarterly common stock dividend, in order to conserve capital and maintain liquidity. We do not have plans to resume our quarterly dividend in the near future, and any resumption would require approval under our credit facility. In addition, we may not pay dividends on our common stock unless we have paid dividends on any outstanding preferred stock. Any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the approval of the lenders participating in our credit facility, our earnings, financial condition and such other factors as our board of directors may deem relevant from time to time.

Our articles of incorporation, by-laws and rights plan, as well as Iowa law, may have an anti-takeover effect.

          Provisions of our articles of incorporation, by-laws, rights plan and the Iowa Business Corporation Act, or “Iowa law,” could make it more difficult for a third party to acquire us, even if doing so would be perceived to be beneficial by our shareholders. The combination of these provisions effectively inhibits a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of our common stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

          We have not designated the amount of net proceeds from this offering that we will use for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

USE OF PROCEEDS

          Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of common stock offered pursuant to this prospectus for working capital, capital expenditures and general corporate purposes, which may include the repayment of any indebtedness outstanding from time to time or for acquisitions. Pending these uses, the net proceeds may be temporarily invested in short-term securities.

DESCRIPTION OF CAPITAL STOCK

          This section describes the general terms of our capital stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement differs from this prospectus, you should rely on the information in the prospectus supplement. The description of our capital stock in this prospectus and any description in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to Iowa law, the actual terms and provisions contained in our articles of incorporation and by-laws, each as amended from time to time, and other documents incorporated in this prospectus by reference. A copy of our articles of incorporation and by-laws, as amended, has been incorporated by reference from our filings with the SEC as exhibits to the registration statement.

Authorized Shares

          Under our articles of incorporation, we are authorized to issue 60,000,000 shares of common stock, par value $.50 per share. As of March 15, 2010, 51,776,380 shares of our common stock were issued, of which 22,690,103 shares of common stock were held in treasury. Shares of common stock issued pursuant to this prospectus and any applicable prospectus supplement may consist in whole or in part of treasury shares. We are also authorized to issue 10,000,000 shares of preferred stock, par value $.01 per share. As discussed below under the caption “Anti-takeover Measures – Rights to Purchase Series A Preferred Stock,” we have created a series of preferred stock designated as “Series A Preferred Stock” and the number of shares constituting such series is 300,000. No shares of such Series A Preferred Stock and no shares of any other preferred stock are currently outstanding. Without shareholder approval, we may issue preferred stock in the future in such series as may be designated by our board of directors. In creating any such series, our board of directors has the authority to fix the rights and preferences of each series with respect to, among other things, the dividend rate, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights. The terms of any series of preferred stock that we may issue in the future may provide the holders of such preferred stock with rights that are senior to the rights of the holders of our common stock.

Voting Rights

          Each outstanding share of our common stock is entitled to one vote per share of record on all matters submitted to vote of shareholders and, except as otherwise required by law or in any certificate of designation creating a series of preferred stock, will vote together as a single class with the holders of any outstanding Series A Preferred Stock and any other capital stock having general voting rights on all matters submitted to a vote of shareholders of the Company. At a meeting of shareholders at which a quorum is present, all questions other than the election of directors shall be decided by determining if the votes cast by shareholders favoring the action exceed the votes casts by shareholders opposing the action, unless the matter is one upon which a different vote is required by express provision of Iowa law, the New York Stock Exchange or our articles of incorporation or by-laws. Directors will be elected by a plurality of the votes of the shares present at a meeting at which a quorum is present. Holders of shares of common stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Dividends Rights

          Holders of our common stock are entitled to receive dividends or other distributions when, as and if declared by our board of directors. The right of our board of directors to declare dividends, however, is subject to the possible prior rights of holders of preferred stock that may be issued in the future, and the availability of sufficient funds under Iowa law to pay dividends. Whenever any dividends or other distributions payable on any outstanding Series A Preferred Stock are in arrears, no dividends or other distributions may be declared or paid on the common stock.

          Under our current credit facility with Burdale Capital Finance, Inc., as agent, we may not make cash dividends, distributions or payments with respect to our common stock without the consent of Burdale Capital Finance, Inc., as agent and any lenders thereunder, in their sole discretion.

Preemptive Rights

          Except for the right to purchase Series A Preferred Stock under the circumstances described in “Anti-takeover Measures – Rights to Purchase Series A Preferred Stock” below, the holders of our common stock do not have preemptive rights to purchase or subscribe for any of our capital stock or other securities.

Redemption

          The shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise. Any outstanding shares of Series A Preferred Stock will be subject to redemption as described in “Anti-takeover Measures – Rights to Purchase Series A Preferred Stock” below.

Liquidation Rights

          In the event of any liquidation, dissolution or winding up of the Company, subject to the rights of the holders of the Series A Preferred Stock that may be issued in the future and the possible prior rights of holders of other preferred stock that may be issued in the future, the holders of shares of our common stock are entitled to receive any of our remaining assets available for distribution to our shareholders ratably in proportion to the number of shares of common stock held by them.

Options, Restricted Shares and Deferred Stock Units

          As of March 15, 2010, we had outstanding (i) stock options to purchase 985,615 shares of our common stock, all of which were issuable upon exercise of vested stock options as of that date, (ii) 43,310 unvested restricted stock awards and (iii) 94,876 stock units held by certain of our directors, which are to be settled 100% in our common stock.

Listing

          Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “WGO.”

Transfer Agent and Registrar

          The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A., Attention: Wells Fargo Shareowner Services, 161 North Concord Exchange, South St. Paul, Minnesota 55075-1139.

Anti-takeover Measures

          Certain provisions of our articles of incorporation and by-laws, as amended, and Iowa law, as well as other actions that the Company has taken, could make our acquisition by a third party, a change in our incumbent management or a similar change in control more difficult, including:

•	an acquisition of us by means of a tender or exchange offer;
•	an acquisition of us by means of a proxy contest or otherwise; or
•	the removal of a majority or all of our incumbent officers and directors.

          These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal. The existence of these provisions which are described below could limit the price that investors might otherwise pay in the future for our common stock. This description is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and by-laws, as amended from time to time.

          Articles of Incorporation, By-laws and Iowa Law

          Authorized But Unissued Capital Stock

          We have shares of common stock, including treasury shares, and preferred stock available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of the New York Stock Exchange. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in the Company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the likelihood that common shareholders will receive dividend payments and payments upon liquidation.

          Blank Check Preferred Stock

          Our board of directors, without shareholder approval, has the authority under our articles of incorporation, as amended, to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could impair the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

          Number of Directors; Removal; Filling Vacancies

          Our articles of incorporation, as amended, provide that the number of directors shall be not more than 15 and not less than three, the precise number to be determined by resolution of the Board of Directors from time to time. Iowa law provides that a director cannot be removed by written consent of shareholders unless written consents are obtained from the holders of all the outstanding shares entitled to vote on the removal of the director. Iowa law further provides that vacancies on our board of directors may be filled by the remaining directors, even if there is less than a quorum of director votes to fill such vacancy. These provisions may make it more difficult for shareholders to remove a director or fill a director vacancy.

          Shareholder Action

          Iowa law provides that shareholders may act outside of a meeting by written consent only if one or more written consents describing the action taken are signed by the holders of outstanding shares having not less than ninety percent (90%) of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted. Our shareholders can only call a special shareholders meeting if the holders of not less than 50% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver one or more written demands that describe the purpose or purposes for which the special meeting is to be held. These provisions may prevent shareholders from taking action outside of an annual meeting because, unless such person or entity acquires a sufficient amount of our outstanding voting stock, the person or entity would not be able to call a shareholder meeting or act by written consent.

          Requirements for Advance Notification of Shareholder Nominations and Proposals

          Our by-laws, as amended, provide that a shareholder seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, must provide timely notice of this intention in writing. To be timely, a shareholder must generally deliver the notice in writing to our Corporate Secretary at our principal executive offices not less than 90 and nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. Our by-laws also specify requirements as to the form and content of the shareholder’s notice. These provisions could delay shareholder actions that are favored by the holders of a majority of our outstanding shares until the next shareholders’ meeting.

          Classified Board of Directors

          Our board of directors is divided into three classes, as nearly equal in number as is reasonably possible, serving staggered terms. One class of directors is elected at each annual meeting to serve a term of three years. Amendments to the staggered board provisions require that the affirmative vote of the holders of 75% of all issued and outstanding shares of the Company entitled to vote thereon and voting together as a single class. The effect of a classified board of directors may be to make it more difficult to acquire control of the Company.

          Iowa Business Combination Statute

          We are subject to the provisions of Section 490.1110 of the Iowa Business Corporation Act (the “Business Combination Statute”). Under the Business Combination Statute, certain “business combinations” between an Iowa corporation whose stock is publicly traded or held by more than 2,000 shareholders and an “interested shareholder” are prohibited for a three-year period following the date that such a shareholder became an interested shareholder, unless: (i) prior to the time the shareholder became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (ii) at or subsequent to the time the shareholder became an interested shareholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders (such approval shall not be by written consent) by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested shareholder; or (iii) upon consummation of the transaction that made it an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee stock plans in which the employee participants do not have a confidential right to tender or vote stock held by the plan). The three-year prohibition also does not apply to certain business combinations proposed by an interested shareholder following the announcement or notification, but prior to the consummation or abandonment, of certain extraordinary transactions involving the corporation and a person who had not been an interested shareholder during the previous three years, subject to certain exceptions. The term “business combination” is defined generally to include mergers or consolidations between an Iowa corporation and an “interested shareholder,” transactions with an “interested shareholder” involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested shareholder’s percentage ownership of stock. The term “interested shareholder” is defined generally as a shareholder who, together with affiliates and associates, owns (or, within three years prior, did own) 10% or more of an Iowa corporation’s voting stock.

          Rights to Purchase Series A Preferred Stock

          On May 3, 2000, our board of directors declared a dividend of one preferred stock purchase right (a “Right” or “Rights”) for each outstanding share of our common stock. Each Right initially represented the right to purchase from us one one-hundredth of a share of our Series A Preferred Stock, par value $0.01 per share (“Series A Preferred Shares”), at a price of $67.25 per one one-hundredth of a share (the “Purchase Price”). As a result of a two-for-one split of our common stock paid in the form of a stock dividend on March 5, 2004, the number of one one-hundredths of a Series A Preferred Share purchasable upon the proper exercise of a Right was adjusted such that after the stock split each Right represents the right to purchase one two-hundredths of a Series A Preferred Share.

          The description and terms of the Rights are set forth in a Winnebago Industries, Inc. Rights Plan Agreement, as amended (the “Rights Agreement”) between the Company and Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, N.A.), as Rights Agent (the “Rights Agent”). This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended from time to time, which is incorporated in this prospectus by reference.

          Initially, (i) the Rights will not be exercisable, (ii) separate evidence of ownership of the Rights will not be sent to shareholders, (iii) the Rights will be evidenced by the common stock certificates, (iv) the Rights will automatically trade with the common stock, (v) the Rights will be transferred with and only with such common stock, and (vi) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented thereby.

          Separate certificates representing the Rights (“Rights Certificates”) will be distributed as soon as practicable after the “Distribution Date,” which is the close of business on the earlier of: (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of the common stock or (ii) 15 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of our common stock.

          The Company, any subsidiary, any employee benefit plan of the Company or any of its subsidiaries, any person or entity holding common shares for or pursuant to the terms of any such employee benefit plan, any person or entity acquiring common shares directly from the Company after date of the Rights Agreement, certain members of the Hanson family (including trusts and estates established by such Hanson family members) and the John K. and Luise V. Hanson Foundation are exempt from the applicability of the Rights Agreement as it relates to the acquisition of 15% or more of the outstanding Common Shares. In addition, amendments to the Right Plan were made on January 13, 2003 and May 17, 2006, respectively, to permit FMR Corp., its affiliates and associates (collectively, “FMR”) and Royce & Associates, LLC, its affiliates and associates (“Royce”), to become the beneficial owner of up to 20% of our outstanding common stock, provided that FMR or Royce, in its filings under the Exchange Act, does not state any present intention to hold shares of our common stock with the purpose or effect of changing or influencing control of us.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on May 3, 2010 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below. We anticipate that our Board of Directors will amend the Rights Agreement or adopt a new rights plan so as to extend the Final Expiration Date and may provide for other amendments relating to the Rights, the provisions of which will be filed with the SEC and incorporated into this prospectus by reference.

          The Purchase Price payable, and the number of Series A Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Shares, (ii) upon the grant to holders of the Series A Preferred Shares of certain rights or warrants to subscribe for or purchase Series A Preferred Shares at a price, or securities convertible into Series A Preferred Shares with a conversion price, less than the then-current market price of the Series A Preferred Shares or (iii) upon the distribution to holders of the Series A Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series A Preferred Shares) or of subscription rights or warrants (other than those referred to above).

          The number of outstanding Rights and the number of Series A Preferred Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the common shares or a stock dividend on the common shares payable in common shares or subdivisions, consolidations or combinations of the common shares occurring, in any such case, prior to the Distribution Date.

          Series A Preferred Shares purchasable upon exercise of the Rights will not be redeemable. As set forth in the designations of the Series A Preferred Shares, each Series A Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per common share. In the event of liquidation, the holders of the Series A Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per common share. Each Series A Preferred Share will have 100 votes, voting together with the common shares. Finally, in the event of any merger, consolidation or other transaction in which common shares are exchanged, each Series A Preferred Share will be entitled to receive 100 times the amount received per common share. These rights have been and continue to be protected by customary anti-dilution provisions.

          In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of common shares having a market value of two times the exercise price of the Right. The Board of Directors of the Company may elect, in lieu of issuing common shares upon the exercise of the Rights, to pay or issue cash, property or other securities, or any combination thereof, having a market value equal to the market value of the common shares which would otherwise be issuable upon exercise of the Rights.

          At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of our outstanding common shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one common share or, as adjusted, one two-hundredths of Series A Preferred Shares (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to further adjustment).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

          No fractional Series A Preferred Shares will be issued (other than fractions which are integral multiples of one two-hundredth of a Series A Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

          At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more (or, with respect to FMR or Royce, 20% or more, as described above) of our outstanding common shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

          The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the board of directors and, accordingly, will make more difficult a change of control that is opposed by our board of directors. Thus, the Rights are intended to encourage persons who may seek to acquire control of us to initiate such an acquisition through negotiations with the board of directors. Nevertheless, the Rights also may discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in, or seeking to obtain control of, us. To the extent any potential acquirers are deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          Potential Payments Upon a Change of Control

          Certain of our executive officers have entered into change of control agreements with the Company. In the event of a “change of control” of the Company, as that term is defined in the agreements, each such executive (provided such change of control occurs when the executive is in the employ of the Company) would generally receive, in the event he or she ceases to be employed by the Company within three years following a change of control of the Company (for a reason other than death, disability, willful misconduct, normal retirement or, under certain circumstances, a voluntary termination of employment by the executive), a lump-sum equal to three times the average of the aggregate annual compensation paid to the executive during the Company’s three fiscal years preceding the change of control. In addition, under the change of control agreements, if it is determined that any payment or distribution made by the Company to the executive would be subject to federal excise tax, the Company would pay to the executive officer an additional payment, or “gross-up benefit,” so that he or she would not be subject to a net reduction in compensation due to the imposition of the excise tax.

          These agreements were designed to reinforce and encourage our executives to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change of control of the Company. However, the existence of these provisions could limit the price that a potential acquirer might otherwise pay in the future for our common stock.

PLAN OF DISTRIBUTION

          We may sell the shares of common stock offered by this prospectus through underwriters, through dealers, through agents, directly to other purchasers or through a combination of these methods, as described in the prospectus supplement relating to an offering of shares of common stock. The distribution of the shares of common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

          The applicable prospectus supplement will contain specific information relating to the terms of the offering, including:

•	the name or names of any underwriters or agents;
•	the purchase price of the shares of common stock;
•	our net proceeds from the sale of the shares of common stock;
•	any underwriting discounts and other items constituting underwriters’ compensation; and
•	the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

By Underwriters

          If underwriters are used in the sale, the shares of common stock will be acquired by the underwriters for their own account. Underwriters may offer the common stock directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the common stock in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of common stock will be subject to certain conditions. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Dealers

          If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the shares of common stock to the dealers as principals. The dealers may then resell the common stock to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents and Direct Sales

          We may sell the shares of common stock directly to the public, without the use of underwriters, dealers or agents. We may also sell the common stock through agents we designate from time to time. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.

General Information

          Underwriters, dealers and agents that participate in the distribution of shares of common stock may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of shares of common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described in the prospectus supplement. Our outstanding common stock is listed for trading on the New York Stock Exchange and the Chicago Stock Exchange. We may engage in at-the-market offerings into an existing trading market in accordance with Securities Act Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

          Under agreements into which we may enter in connection with the sale of shares of common stock, underwriters, dealers and agents who participate in the distribution of shares of common stock may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL OPINIONS

          The validity of the securities offered hereby will be passed upon by Chapman and Cutler LLP, Chicago, Illinois. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

          The consolidated financial statements of Winnebago Industries, Inc., incorporated herein by reference from Winnebago Industries, Inc.’s Annual Report (Form 10-K), for the year ended August 29, 2009, and the effectiveness of Winnebago Industries, Inc.’s internal control over financial reporting as of August 29, 2009, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph related to the Company’s change in the method of accounting for unrecognized tax benefits described in Note 11 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

          This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. The complete text of such contracts and documents are exhibits to the registration statement, or exhibits to the filings incorporated by reference. Please see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” below.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in or incorporated by reference in this prospectus. We incorporate by reference the following documents, other than any portion of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	Our Annual Report on Form 10-K for the year ended August 29, 2009;
•	Our Quarterly Report on Form 10-Q for the three months ended November 28, 2009;
•

Our Current Reports on Form 8-K, filed with the SEC (to the extent such Current Report, or portion thereof, is deemed filed for the purpose of the Exchange Act) on October 15, 2009, December 10, 2009 and December 17, 2009; and

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended August 29, 2009 from our definitive proxy statement on Schedule 14A filed with the SEC on October 27, 2009.

          We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of documents not deemed filed in accordance with the Exchange Act and applicable SEC rules) on or after the date of this prospectus until we sell all of the shares of common stock referred to herein.

          You may request a copy of these filings, which we shall deliver to you, together with all exhibits thereto, at no cost, by writing or telephoning us as follows:

Winnebago Industries, Inc. Attention: Investor Relations P.O. Box 152 605 W. Crystal Lake Rd. Forest City, IA 50436 Phone: (641) 585-6966

          Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

          Set forth below is an estimate of the approximate amount of our fees and expenses (other than underwriting discounts and commissions) in connection with the issuance of the Securities:

Registration fee under the Securities Act of 1933	$2,496
Printing and engraving*	20,000
Accounting services*	30,000
Legal fees of company counsel*	50,000
Expenses and counsel fees for qualification or registration of the Securities under state securities laws*	10,000
Miscellaneous, including traveling, telephone, copying, shipping, and other out-of-pocket expenses*	7,504

Total*	$120,000

*	Estimated. Actual amounts to be determined from time to time.

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 490.851 of the Iowa Business Corporation Act gives Iowa corporations the power to indemnify directors under certain circumstances. The Articles of Incorporation of the Company provide for indemnification by the Company to the fullest extent possible of current and former directors against all expenses, liabilities and loss (including attorney’s fees, judgments, fines or penalties and amounts paid or to be paid in settlement) actually incurred by such person relating to his or her conduct as a director of the Company, except that the aforesaid mandatory indemnification shall not apply (i) to a breach of a director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for a transaction from which a director derived an improper personal benefit, (iv) under Section 496A.44 of the Iowa Business Corporation Act, or (v) against judgments, penalties, fines and settlements arising from any proceeding by or in the right of the Company, or against expenses in any such case where such director shall be adjudged liable to the Company. The Articles of Incorporation further provide that the indemnification provided thereunder shall not be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          The Iowa Business Corporation Act provides that the Company may purchase and maintain insurance on behalf of an individual who is a director or officer of the Company against liability asserted against or incurred by that individual in that capacity or arising from the individual’s status as a director or officer, whether or not the Company would have power to indemnify that individual against the same liability under the Iowa Business Corporation Act. The Company maintains a directors’ and officers’ liability insurance policy to insure individual directors and officers against these obligations.

Item 16. EXHIBITS.

Exhibit Number	Description of Exhibits
1.1	Form of Underwriting or Distribution Agreement for Common Stock*

4.1	Articles of Incorporation, incorporated by reference in Exhibit 3a of the Company’s Quarterly Report on Form 10-Q for the quarter ended May 27, 2000 (Commission File Number 001-06403).

4.2	Amended By-Laws of the Registrant, incorporated by reference in Exhibit 3b of the Company’s Annual Report on Form 10-K for the fiscal year ended August 28, 2004 (Commission File Number 001-06403).

4.3

Winnebago Industries, Inc. Rights Plan Agreement incorporated by reference in Exhibit 4.1 of the Company’s Current Report on Form 8-K dated May 3, 2000 (Commission File Number 001-06403), the Amendment dated January 13, 2003 incorporated by reference in Exhibit 10i of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 1, 2003 (Commission File Number 001-06403) and the Amendment dated May 17, 2006, incorporated by reference in Exhibit 99.1 of the Company’s Current Report on Form 8-K dated May 23, 2006 (Commission File Number 001-06403).

5.1	Opinion of counsel as to legality of the shares of common stock.

23.1	Consent of independent registered public accounting firm.

23.2	Legal counsel’s consent (included in Exhibit 5.1 hereto).

24	Power of attorney (included on the signature page of the Registration Statement).

* To be filed by Current Report on Form 8-K.

UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

	1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that

(a)

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

	i.	If the registrant is relying on Rule 430B:

(a)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 18, 2010.

WINNEBAGO INDUSTRIES, INC.

By	/s/ Robert J. Olson
Robert J. Olson

Chairman of the Board, Chief Executive
Officer, President and Director
(Principal Executive Officer)

          Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below on March 18, 2010, by the following persons on behalf of the Registrant and in the capacities indicated.

          Each person whose signature appears below hereby constitutes and appoints Robert J. Olson, Raymond M. Beebe and Sarah N. Nielsen as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Signature	Capacity	Date

/s/ Robert J. Olson
Robert J. Olson	Chairman of the Board, Chief Executive	March 18, 2010
Officer, President and Director
(Principal Executive Officer)

/s/ Sarah N. Nielsen
Sarah N. Nielsen	Vice President, Chief Financial Officer	March 18, 2010
(Principal Financial Officer)

/s/ Brian J. Hrubes
Brian J. Hrubes	Controller	March 18, 2010
(Principal Accounting Officer)

/s/ Irvin E. Aal
Irvin E. Aal	Director	March 18, 2010

/s/ Robert M. Chiusano
Robert M. Chiusano	Director	March 18, 2010

/s/ Jerry N. Currie
Jerry N. Currie	Director	March 18, 2010

/s/ Joseph W. England
Joseph W. England	Director	March 18, 2010

/s/ Lawrence A. Erickson
Lawrence A. Erickson	Director	March 18, 2010

/s/ John V. Hanson
John V. Hanson	Director	March 18, 2010

/s/ Gerald C. Kitch
Gerald C. Kitch	Director	March 18, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
1.1	Form of Underwriting or Distribution Agreement for Common Stock*

4.1	Articles of Incorporation, incorporated by reference in Exhibit 3a of the Company’s Quarterly Report on Form 10-Q for the quarter ended May 27, 2000 (Commission File Number 001-06403).

4.2	Amended By-Laws of the Registrant, incorporated by reference in Exhibit 3b of the Company’s Annual Report on Form 10-K for the fiscal year ended August 28, 2004 (Commission File Number 001-06403).

4.3

Winnebago Industries, Inc. Rights Plan Agreement incorporated by reference in Exhibit 4.1 of the Company’s Current Report on Form 8-K dated May 3, 2000 (Commission File Number 001-06403), the Amendment dated January 13, 2003 incorporated by reference in Exhibit 10i of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 1, 2003 (Commission File Number 001-06403) and the Amendment dated May 17, 2006, incorporated by reference in Exhibit 99.1 of the Company’s Current Report on Form 8-K dated May 23, 2006 (Commission File Number 001-06403).

5.1	Opinion of counsel as to legality of the shares of common stock.

23.1	Consent of independent registered public accounting firm.

23.2	Legal counsel’s consent (included in Exhibit 5.1 hereto).

24	Power of attorney (included on the signature page of the Registration Statement).

* To be filed by Current Report on Form 8-K.